UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2013

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 12, 2013, BioCryst Pharmaceuticals, Inc. (the “Company”) entered into a contract with the National Institute of Allergy and Infectious Diseases (“NIAID”) for the development of BCX4430 as a treatment for Marburg virus disease. NIAID, part of the National Institutes of Health, has made an initial award of $5.0 million to BioCryst. The total funding could be up to $22.0 million over five years, if all contract options are exercised. BCX4430 is the lead compound in BioCryst’s broad-spectrum antiviral research program.

The goals of this contract are to file investigational new drug (“IND”) applications for intravenous and intramuscular BCX4430 for the treatment of Marburg virus disease, and to conduct an initial Phase 1 human clinical trial. The contract supports the appropriate IND-enabling program and the initial clinical trial.

This project will be funded in whole or in part with Federal funds from the National Institute of Allergy and Infectious Diseases, National Institutes of Health, Department of Health and Human Services, under Contract No. HHSN272201300017C.

The contract contains a number of terms and conditions that are customary for government contracts of this nature, including provisions giving the government the right to terminate the contract or order BioCryst to stop all or any part of the work under the contract at the government’s discretion.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that BioCryst or its licensees may not be able to enroll the required number of subjects in planned clinical trials of its product candidates and that such clinical trials may not be successfully completed; that the Company or its licensees may not commence as expected additional pre-clinical studies or human clinical trials may not be commenced as expected or such studies may not be successfully completed; that the FDA may require additional studies beyond the studies planned for product candidates, or may not provide regulatory clearances which may result in delay of planned clinical trials, or may impose a clinical hold with respect to such product candidate, or withhold market approval for product candidates; that the Company may not be able to obtain additional funding for BCX4430; that government funding or other contracts for BCX4430 may have certain terms and conditions, including termination provisions, that subject the Company to additional risks; that the Company may lose current funding for the program; that the Company may not be able to continue development of BCX4430 for any number of reasons; that the Company may never file an IND for BCX4430; that any product, including peramivir, may never be approved for any use by the FDA; that ongoing and future preclinical and clinical development may not have positive results; that the Company or its licensees may not be able to continue development of ongoing and future development programs; that such development programs may never result in future product, license or royalty payments being received; that the Company may not be able to retain its current pharmaceutical and biotechnology partners for further development of its product candidates or may not reach favorable agreements with potential pharmaceutical and biotechnology partners for further development of product candidates, including ulodesine; that its actual financial results may not be consistent with its expectations, including that 2013 operating expenses and cash usage may not be within management’s expected ranges. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

Item 8.01.	Other Events.

On September 17, 2013, the Company issued a news release announcing the events described in Item 1.01. A copy of the news release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 17, 2013 entitled “BioCryst Awarded Contract by the National Institute of Allergy and Infectious Diseases (NIAID) to Develop BCX4430 for the Treatment of Marburg Virus Disease”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2013	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 17, 2013 entitled “BioCryst Awarded Contract by the National Institute of Allergy and Infectious Diseases (NIAID) to Develop BCX4430 for the Treatment of Marburg Virus Disease”